STOCK AWARD AND RESTRICTION AGREEMENT

THIS STOCK AWARD AND RESTRICTION AGREEMENT (“Agreement”), is entered into effective as of April 6, 2006, between CPI Corp., a Missouri corporation (the “Company”), and David M. Meyer (the “Director”).

RECITALS

WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its stockholders for nonemployee members of the Company’s Board of Directors (the “Board”) to obtain or increase their stock ownership interest in the Company, thereby attracting, retaining and rewarding such directors and strengthening the mutuality of interest between the directors and the Company's stockholders;

WHEREAS, the Director is currently the Chairman of the Company’s Board of Directors and is not an employee of the Company or one of its subsidiaries; and

WHEREAS, the Director served as interim lead executive in the Office of the Chief Executive until a Chief Executive Officer was appointed on August 15, 2005;

WHEREAS, from the arrival of the new Chief Executive Officer through the end of the Company’s fiscal year 2005, the Director devoted extraordinary time and effort to transition, strategic direction and other matters critical to the Company’s performance; and

WHEREAS, the Company desires to compensate the Director for his services by awarding shares of the Company’s common stock to Director pursuant to the CPI Corp. Restricted Stock Plan, as amended and restated from time to time (the “Plan”); and

WHEREAS, the Company and the Director desire to set forth the terms and conditions of the award.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Award of Shares; Deliveries.

(a)

As of the date of this Agreement, the Company hereby grants to the Director an award of 5,408 shares of common stock of the Company, par value $.40 per share (collectively, the “Restricted Shares”), upon the terms and conditions set forth in this Agreement.

(b) Concurrently with the execution of this Agreement:

(i) subject to Section 5 hereof, the Company shall deliver to the Director a copy of a share certificate or certificates representing the Restricted Shares, which certificate(s) shall contain the legend set forth in Section 5 hereof; and

(ii) the Director shall deliver to the Company a duly signed stock power, endorsed in blank, relating to the Restricted Shares.

If the Director shall have elected to file a Section 83(b) election with respect to the Restricted Shares, the Director shall have delivered, or within 30 days of the date of this Agreement shall deliver, to the Company a copy of a duly executed Section 83(b) election.

2. Representations and Acknowledgements of Director. The Director hereby:

(i) acknowledges and accepts the Restricted Shares described in Section 1;

(ii) represents that he is acquiring the Restricted Shares for investment and not with a view to or for resale or distribution thereof;

(iii) agrees and acknowledges that the Restricted Shares are issued pursuant to, and subject to the terms and conditions set forth in, the Plan; and

(iv) agrees that the Restricted Shares will be held by Director and his successors and assigns subject to all of the restrictions, terms and conditions contained in this Agreement, and that the Restricted Shares will be disposed of only in accordance with the terms of this Agreement.

3. Restrictions. The Restricted Shares are subject to the Transfer Restrictions and Forfeiture Restrictions set forth in Sections 3(a) and 3(b) below (collectively, the “Restrictions”). The restrictions set out in Section 3(a) are hereinafter referred to in this Agreement as the “Transfer Restrictions,” and the restrictions set out in Section 3(b) are hereinafter referred to in this Agreement as the “Forfeiture Restrictions.”

(a) Transfer Restrictions. Except as otherwise permitted under this Agreement, Director agrees not to sell, transfer, assign, give, pledge, or otherwise dispose of or encumber any part or all of the Restricted Shares, whether voluntarily, by operation of law, or otherwise, prior to the lapse of the Transfer Restrictions thereon pursuant to Section 4 hereof. Any attempted transfer of all or any portion of the Restricted Shares that remain subject to the Transfer Restrictions shall be considered null and void and the Director shall continue to be bound by all of the terms and provisions hereof.

(b) Forfeiture Restrictions. Upon any termination of the Director’s membership on the Board, all of the Restricted Shares that have not yet become Vested Shares (as defined below) at the effective time of such termination (determined after taking into account the lapse of the Restrictions under Section 4 hereof), shall be returned to and canceled by the Company and shall be deemed to have been forfeited by Director. Upon a forfeiture by Director of any Restricted

Shares under this Section 3(b), the Company will not be obligated to pay Director any consideration whatsoever for the forfeited Restricted Shares.

4. Lapse of Restrictions.

(a) The Restrictions shall lapse with respect to the Restricted Shares on February 3, 2007, provided that the Director remains a member of the Board at all times during such period. In the event the Director’s membership on the Board is terminated for any reason prior to February 3, 2007 other than as described in Section 4(c) below, no further vesting (pro rata or otherwise) shall occur from and after the effective date of such termination.

(b) To the extent the Forfeiture Restrictions shall have lapsed under Section 4(a) with respect to any portion of the Restricted Shares subject to this Award, those shares (“Vested Shares”) will, from and after the applicable vesting date, thereafter be free of the Restrictions set forth in Section 3 hereof. Any Restricted Shares for which the Restrictions have not yet lapsed in accordance with this Section 4 shall, for all purposes of this Agreement, continue to be considered Restricted Shares, and will be subject to all of the terms and conditions of this Agreement, including but not limited to the Restrictions set forth in Section 3.

(c) Notwithstanding Section 4(a), the Restrictions shall lapse as to any Restricted Shares held by the Director immediately prior to the earlier to occur of (1) the effective date of a “Change in Control” of the Company or (2) the effective date of any termination other than for Cause that is the result of Company action or inaction. "Cause" as used herein shall mean any of the following acts by or other circumstances regarding the Director: (i) an act committed in bad faith to the detriment of the Company or its affiliates, (ii) refusal or failure to act in substantial accordance with any written material direction or order of the Company, (iii) repeated unfitness or unavailability for service, disregard of the Company's rules or policies after reasonable notice and opportunity to cure, or misconduct, but not incapacity, (iv) entry of a final order of judgment affirming the conviction of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person, (v) any breach or threatened breach or violation of any other provision of this Agreement or of any other contractual obligation to the Company or any of its affiliates.

5. Restrictive Legend. Director will be issued a stock certificate or certificates in respect of the Restricted Shares, which certificate(s) will be registered in the Director’s name and may bear such legend(s) as may be required or necessary to comply with the Securities Act of 1933, as amended, and any applicable state securities laws. Any certificate or certificates relating to the Restricted Shares shall also be inscribed with a legend evidencing the Restrictions. Notwithstanding anything to the contrary herein whether express or implied, the Company in its sole discretion may issue Restricted Shares in uncertificated format pursuant to procedures established between the Company and the Company’s stock transfer agent and in accordance with Section 158 of the Delaware General Corporation Law.

6. Custody. All certificates representing the Restricted Shares shall be deposited, together with stock powers executed by Director, in proper form for transfer, with the Company.

The Company is hereby authorized to cause the transfer to come into its name of all certificates representing the Restricted Shares which are forfeited to the Company pursuant to Section 3(b) hereof.

7. Voting and Dividends; Adjustments. Subject to the Restrictions and the limitations imposed by this Section 7, Director shall have all of the rights of a shareholder of the Company with respect to the Restricted Shares, including the right to vote the Restricted Shares and to receive dividends thereon. Stock dividends and shares, if any, issued as a result of any stock-split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any similar change affecting the capital stock of the Company, which has occurred after the date hereof, issued with respect to the Restricted Shares shall be treated as additional Restricted Shares and shall be subject to the same Restrictions and other terms and conditions that apply with respect to, and shall vest or be forfeited at the same time as, the Restricted Shares with respect to which such stock dividends or shares are issued.

8. No Right to Continue Relationship. Nothing in this Agreement shall confer upon the Director any right to continue to serve as a member of the Board or as the Chairman of the Board.

9. Entire Agreement.

(a) This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof. Any term or provision of this Agreement may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Agreement may be amended or supplemented at any time by the mutual consent of the parties hereto, except that any waiver of any term or condition, or any amendment, of this Agreement must be in writing.

(b) This Agreement shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other securities with preference ahead of or convertible into, or otherwise affecting the Restricted Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other act or proceeding, whether of a similar character or otherwise.

(c) In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability, to the maximum extent permissible by law, (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

(d) Capitalized terms not otherwise defined in this Agreement shall have the same meaning as set forth in the Plan.

10. Governing Law. The laws of the State of Missouri shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflict of laws.

11. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors, assigns and heirs of the respective parties.

12. Notices. All notices and other communications required or permitted under this Agreement shall be written and shall be delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices at 1706 Washington Avenue, St. Louis, MO 63103 attention: Chief Financial Officer, and if to the Director or its successor, to the address last furnished by the Director to the Company. Each notice and communication shall be deemed to have been given when received by the Company or the Director.

13. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

14. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Agreement. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

CPI CORP.

By: /s/ Paul Rasmussen
Its: Chief Executive Officer

The undersigned Director hereby accepts, and agrees to, all terms and provisions of the foregoing Agreement.

/s/ David M. Meyer

David M. Meyer